Exhibit 23.5

[LETTERHEAD OF BRG TRANSACTION AND VALUATION OPINIONS, LLC]

BRG Transaction and Valuation Opinions, LLC

810 Seventh Avenue | Suite 4100

New York, NY 10019

O 646.205.9320

F 646.454.1174

thinkbrg.com

November 14, 2022

The Board of Directors

Colonnade Acquisition Corp. II

1400 Centerpark Blvd, Ste 810

West Palm Beach, FL 33401

Re: Registration Statement on Form S-4 of Colonnade Acquisition Corp. II

Members of the Board:

BRG Transaction and Valuation Opinions, LLC (“BRG”) hereby consents to (i) the inclusion of our opinion letter dated July 30, 2022 (the “Opinion”) to the Board of Directors of Colonnade Acquisition Corp. II (“Colonnade”) as Annex I to the proxy statement/prospectus that is being filed on the date hereof with the Securities and Exchange Commission in connection with the proposed merger involving Colonnade, Pasadena Merger Sub, LLC (a wholly owned subsidiary of Colonnade), and Plastiq Inc., which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Colonnade (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission, (ii) the references therein to BRG and (iii) the inclusion therein of (a) the summaries of and excerpts from the Opinion, (b) the description of certain financial analyses and (c) certain terms of our engagement by Colonnade. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

By giving such consent, BRG does not thereby admit that we are experts with respect to any part of such proxy statement/prospectus within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

BRG TRANSACTION AND VALUATION OPINIONS, LLC

By:	/s/ William Epstein

William Epstein, Managing Director